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                                 PROMISSORY NOTE

$1,701,168.75                                               October 2, 1998
                                                            Norwich, Connecticut


      FOR VALUE RECEIVED, GUNTHER INTERNATIONAL, LTD., a Delaware corporation having an office at One Winnenden Road, Norwich, Connecticut 06360 ("Borrower"), hereby promises to pay to the order of JUNE H. GENEEN, PHIL E. GILBERT, JR., THOMAS W. KEESEE and the UNITED STATES TRUST COMPANY OF NEW YORK, as Co-Executors of the Estate of Harold S. Geneen, Late of New York, New York having an address c/o United States Trust Company of New York, 114 West 47th Street, New York, New York 10036 (collectively, the "Lender"), at its office set forth above; or at such other place as the Lender may designate from time to time in writing, the principal sum of One Million Seven Hundred One Thousand One Hundred Sixty-eight and 75/100 DOLLARS ($1,701,168.75) together with (i) interest from the date hereof on the unpaid principal balance (including any accrued and unpaid interest which is added to the outstanding principal balance as provided below) at the rate of five and forty-four hundredths percent (5.44%) per annum; and (ii) any costs and expenses, including reasonable attorney's fees, incurred in the collection of this Note or in the foreclosure of the Security Agreement, as herein defined, or in protecting or sustaining the lien on the Collateral described in the Security Agreement (the "Collateral"), or in any litigation or controversy arising from or connected with this Note or the Security Agreement.

      Interest shall accrue from the date hereof and shall be payable as provided below. If not sooner paid, the entire unpaid principal balance outstanding hereunder, together with all accrued and unpaid interest thereon, shall be payable on the earlier of (i) that date which is one (1) year following payment in full of all of Borrower's obligations to GUNTHER PARTNERS, LLC (the "New Lender") under that certain Loan and Security Agreement dated the date hereof between the New Lenders and Borrower and that certain $4,000,000 Term
Note dated the date hereof made by Borrower to the order of the New Lenders; or
(ii) that date which is the sixth anniversary of the date of execution of this Note; or (iii) such earlier date that this Note becomes due and payable as a result of acceleration as hereinafter provided (the "Maturity Date"). All amounts owing under this Note and interest thereon shall be payable in legal tender of the United States of America.
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      Interest shall be calculated by using a 360-day year, but shall be due for the actual number of days elapsed during the period for which interest is being paid.

      Notwithstanding any provision contained in this Note or in the Security Agreement to the contrary, interest shall accrue on the outstanding principal balance of this Note from the expiration of any applicable grace periods of any default or from the date of the right to accelerate payment of principal and interest hereunder (so long as such default or right continues) and after judgment and until collection, regardless of whether or not there has been an acceleration of the payment of principal and interest as set forth herein, at the rate that is four percent (4%) above the then applicable interest rate of this Note (the "Default Rate").

      Borrower shall have the right at any time and from time to time to pay interest or to prepay in whole or in part, without penalty, the principal amount of this Note; any principal prepayment shall be applied to reduce the amount of the next maturing principal payment. The acceptance of any such prepayment when there is a default continuing hereunder or under the Security Agreement shall not constitute a waiver, release or accord and satisfaction thereof or of any rights with respect thereto by the Lender.

      If default shall be made in any payment when the same becomes due under this Note or if any other Event of Default, as defined in the Security Agreement shall occur, then the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Lender, accelerate and become immediately due and payable without demand or notice of any kind. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

      This Note is secured by a Security Agreement of even date herewith between Borrower and Lender (the "Security Agreement"), which Security Agreement is incorporated herein by reference, which sets forth further terms and conditions upon which the entire unpaid principal hereof and all interest hereon may become due and payable prior to the stated maturity hereof, and generally as to further rights of the Lender and duties of Borrower with respect hereto.

      BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND


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HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE
ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations.

      BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF LENDER'S RIGHTS AND REMEDIES. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. NEITHER LENDER NOR ANY REPRESENTATIVE OF LENDER HAS AGREED WITH OR REPRESENTED TO BORROWER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      Any delay on the part of the Lender in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.

      This Note shall be governed by and construed in accordance with the laws of the State of Connecticut. This Note shall bind the successors and assigns of Borrower and shall inure to the benefit of Lender and its successors and assigns. This Note shall not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change or termination is sought.

      THE OBLIGATIONS OF BORROWER PURSUANT TO THIS NOTE ARE EXPRESSLY SUBORDINATED TO THE HOLDERS OF "PRIMARY OBLIGATIONS" TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED THE DATE HEREOF BY AND AMONG GUNTHER PARTNERS, LLC, BORROWER AND LENDER (THE "SUBORDINATION AGREEMENT"). REFERENCE IS HEREBY MADE TO THE SUBORDINATION AGREEMENT FOR THE PRECISE TERMS OF SUCH SUBORDINATION.

                                       GUNTHER INTERNATIONAL, LTD.


                                       By: /s/ James H. Whitney
                                           Name:  James H. Whitney
                                           Title: President and CEO
                                           Hereunto Duly Authorized


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